Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-134114, 333-134115, 333-142626, 333-171192, 333-171193, 333-172512, 333-176989, 333-177840, 333-177841, 333-177842, 333-184901, 333-184904, 333-184902, 333-201010, 333-202436, 333-207326, 333-209872, 333-210662, 333-214681, 333-222062, 333-222344, 333-229974, 333-235370, 333-248988, 333-253831, 333-256745 ) on Form S-8 of our reports dated March 1, 2023, with respect to the consolidated financial statements of Qurate Retail, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado

March 1, 2023